EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our report dated March 18, 2005, accompanying the consolidated financial statements of MDI, Inc. (formerly American Building Control, Inc.) and its subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption “Experts.”
Dallas, Texas

September 8, 2005